UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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American Woodmark Corporation
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AMERICAN WOODMARK CORPORATION
561 Shady Elm Road
Winchester, Virginia 22602

SUPPLEMENT TO NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT DATED JULY 7, 2020

This Supplement, dated July 31, 2020, is being provided to shareholders of American Woodmark Corporation (the “Company”) in connection with the Company’s 2020 Annual Meeting of Shareholders to be held at American Woodmark Corporation, 561 Shady Elm Road, Winchester, Virginia, on Thursday, August 20, 2020, at 9:00 a.m., Eastern Daylight Time (including any adjournment or postponement thereof, the “Annual Meeting”). This Supplement contains important information that updates certain information included in the Notice of Annual Meeting of Shareholders and Proxy Statement (the “Proxy Statement”) previously mailed to the Company’s shareholders on or about July 7, 2020 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2020. As discussed in more detail at the end of this Supplement, this information includes a decision by the Company to provide remote telephonic access (listen only) to the Annual Meeting due to the COVID-19 pandemic.

Except as specifically updated by this Supplement, information in the Proxy Statement remains accurate and continues to apply to the Annual Meeting and should be considered in voting your shares. Accordingly, this Supplement should be read in conjunction with the Proxy Statement.

Retirement of President and Chief Executive Officer; Other Board and Management Changes

Effective July 9, 2020, S. Cary Dunston retired as the Company’s President and Chief Executive Officer and as a member of the Company’s board of directors (the “Board”). In connection with Mr. Dunston’s retirement, the Board elected M. Scott Culbreth to serve as the Company’s President and Chief Executive Officer. Mr. Culbreth previously served as a Senior Vice President and the Chief Financial Officer of the Company. The Board also elected Vance W. Tang to serve as non-executive Chairman of the Board. Mr. Tang joined the Board in 2009 and served as Lead Independent Director prior to Mr. Dunston’s retirement. Given Mr. Tang’s increased responsibilities as Chairman, the Board also elected current director Martha M. Hayes to replace Mr. Tang as Chair of the Board’s Compensation Committee. Mr. Dunston’s retirement was not due to any disagreement with the Company relating to the Company’s operations, policies or practices. Following Mr. Dunston’s retirement, the Board approved an amendment to the Company’s bylaws decreasing the number of directors of the Company from seven to six.

In connection with Mr. Culbreth’s election to serve as President and Chief Executive Officer, the Board elected Paul Joachimczyk to serve as Vice President and Chief Financial Officer of the Company. Mr. Joachimczyk had served as Vice President, Financial Planning and Analysis since joining the Company in February 2019. Also effective July 9, 2020, R. Perry Campbell, Senior Vice President, Sales and Commercial Operations, separated from the Company.

The items discussed above were previously disclosed by the Company in a Current Report on Form 8-K filed with the SEC on July 14, 2020.

Withdrawal of Director Nominee; Election of Directors

As a result of Mr. Dunston’s retirement and the Board’s subsequent decision to reduce the size of the Board from seven directors to six, the Board’s prior nomination of Mr. Dunston for election as a director at the Annual Meeting has been withdrawn and no additional nominee for election at the Annual Meeting will be named in place of Mr. Dunston. Accordingly, the nominees for election as directors at the Annual Meeting are now Martha M. Hayes, James G. Davis, Jr., Daniel T. Hendrix, Carol B. Moerdyk, Andrew B. Cogan and Vance W. Tang.

For more information about these nominees, please see Item 1 – Election of Directors—Information Regarding Nominees in the Proxy Statement. The Board continues to unanimously recommend that shareholders vote “FOR” each of these six director nominees.

Board Structure

As discussed in the Proxy Statement, although the Board believes that there are a number of advantages to having the positions of Chairman and Chief Executive Officer held by the same person, during transitions of Company leadership there may be periods where the Board determines it is in the bests interests of the Company and its shareholders for the positions of Chairman and Chief Executive Officer to be held by different people. As noted above, following Mr. Dunston’s retirement, the Board elected Mr. Tang to serve as non-executive Chairman of the Board. The Board currently anticipates that Mr. Tang will serve as Chairman for the foreseeable future.

Whether Mr. Culbreth will be elected to serve as a director is currently under consideration by the Board. Given the timing of Mr. Dunston’s retirement, any decision with respect to Mr. Culbreth being elected to the Board will be made following the completion of the Annual Meeting. Should Mr. Culbreth be elected to the Board, the Board would amend the Company’s bylaws to increase the size of the Board from six directors to seven.

Voting; Revocability of Proxies

Except as described above with respect to the election of directors, this Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. Notwithstanding the withdrawal of Mr. Dunston as a nominee for election as a director, the proxy card distributed with the Proxy Statement remains valid and the Company will not be distributing a new proxy card. Any properly executed proxy that has not been revoked will be voted as specified by the shareholder, except that no votes will be cast for Mr. Dunston in the election of directors since his nomination has been withdrawn by the Board.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Properly executed proxies already returned by shareholders will remain valid and will be voted at the Annual Meeting consistent with the above unless revoked. For more information concerning the revocation of proxies, please see Voting Rights, Procedures and Solicitation—Revocability and Voting of Proxy in the Proxy Statement.

If you have not already submitted your proxy, you are encouraged to mark, sign and date the previously provided proxy card and promptly return it in the previously provided envelope.

Telephonic Access to Annual Meeting

Due to the COVID-19 pandemic and related public health and other federal, state and local governmental orders, guidelines and recommendations, the Company will provide remote telephonic access (listen only) to the Annual Meeting. The Company strongly discourages in-person shareholder attendance for shareholders wishing only to listen to the Annual Meeting and strongly encourages such shareholders to utilize instead this remote, telephonic access option. At the Annual Meeting, the Company will comply with all guidelines and orders issued by federal, state and local governmental authorities and public health officials, including the Commonwealth of Virginia’s orders and guidelines with respect to wearing masks in public and common spaces. Therefore, all attendees at the Annual Meeting will be required to wear masks. Masks will not be provided. An additional step the Company will be taking if you plan on attending in person is a temperature screening at the door.

Due to the limitations of the telephonic, listen-only format, the Company advises shareholders that they will not be deemed to be “present” for quorum purposes and will not be able to vote their shares, or revoke or change a previously submitted proxy, nor be able to ask questions by accessing the Annual Meeting through the remote telephonic option. As a result, the Company strongly urges shareholders to submit proxies in advance of the Annual Meeting as described in the Proxy Statement.

To listen to the Annual Meeting remotely, shareholders may dial 1-877-270-2148 (toll free) or 1-412-902-6510 (international) and ask to be joined into the American Woodmark Corporation call. Due to increased conference call volume noted by service providers, the Company encourages participants to dial in at least fifteen minutes prior to the start of the Annual Meeting.

This Supplement is being provided to shareholders of American Woodmark Corporation in connection with the 2020 Annual Meeting of Shareholders to be held on August 20, 2020. It should be read in conjunction with the Notice of Annual Meeting of Shareholders and Proxy Statement mailed to shareholders on or about July 7, 2020. The information in this Supplement replaces and supersedes any inconsistent information set forth in the previously mailed Notice of Annual Meeting of Shareholders and Proxy Statement.